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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                              --------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                February 5, 2002
                                 Date of Report
                        (Date of earliest event reported)

                           WABASH NATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)


           DELAWARE                      1-10883                52-1375208
(State or other jurisdiction of        (Commission           (I.R.S. Employer
incorporation or organization)         File Number)       Identification Number)

                          1000 Sagamore Parkway South
                               Lafayette, Indiana
                    (Address of principal executive offices)

                                     47905
                                   (Zip Code)

                                 (765) 771-5300
              (Registrant's telephone number, including area code)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On January 21, 2002, Wabash National Corporation ("Wabash") completed the divestiture of its wholly owned subsidiary, Europaische Trailerzug Beteiligungsgessellschaft mbH (ETZ). ETZ is the majority shareholder of Bayerische Trailerzug Gessellschaft fur Bimodalen Guterverkehr mbH (BTZ), a European RoadRailer operation based in Munich, Germany. ETZ was acquired by Brennero Trasporto Rotaia S.p.A. and Bimodal Verwaltungs Gesellschaft mbH, unaffiliated third parties.

         In connection with the divestiture, Wabash recorded a net charge of approximately $1.6 million in December 2001 primarily related to the assumption of certain financial commitments and the write-off of the carrying values of equipment leased to BTZ.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements:  None

         (b) Pro Forma Financial Information: Pro forma financial information required by Item 7(b) on Form 8-K is filed as
                  Exhibit 99.2 and incorporated herein by reference.

         (c)      Exhibits:
                  99.1     Press Release dated January 21, 2002
                  99.2     Pro Forma Financial Information




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                WABASH NATIONAL CORPORATION


Date:  February 5, 2002         By:   /s/ Mark R. Holden
                                      ------------------------------------------
                                      Mark R. Holden
                                      Senior V.P. - Chief Financial Officer
                                      (Principal Financial Officer and Principal
                                      Accounting Officer)



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